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                           California Microwave, Inc.
                   Computation of Per Share Earnings (Losses)
                                   Exhibit 11
                    (In thousands, except per share amounts)


                                                    Three months ended              Six months ended
                                                        December 31                    December 31
                                                  -----------------------        -----------------------
                                                    1997           1996            1997           1996
                                                  --------       --------        --------       --------
BASIC - EPS:

Income (loss) from continuing operations          $  1,872       $ (2,828)       $  4,184       $ (1,838)
Loss from discontinuing operations                      --        (22,567)             --        (25,430)
                                                  --------       --------        --------       --------
Net income (loss)                                 $  1,872       $(25,395)       $  4,184       $(27,268)
                                                  ========       ========        ========       ========

Average shares outstanding                          16,526         16,145          16,511         16,139
                                                  ========       ========        ========       ========

Income (loss) per share:
     Continuing operations                        $   0.11       $  (0.18)       $   0.25       $  (0.11)
     Discontinued operations                            --          (1.40)             --          (1.58)
                                                  --------       --------        --------       --------
     Net income (loss)                            $   0.11       $  (1.57)       $   0.25       $  (1.69)
                                                  ========       ========        ========       ========

DILUTED - EPS:
Income (loss) from continuing operations          $  1,872       $ (2,828)       $  4,184       $ (1,838)

Add back interest, net of taxes                        (a)            (a)             (a)            (a)
                                                  --------       --------        --------       --------


Income (loss) from continuing operations             1,872         (2,828)          4,184         (1,838)
Loss from discontinued operations                       --        (22,567)             --        (25,430)
                                                  --------       --------        --------       --------
Net income (loss)                                 $  1,872       $(25,395)       $  4,184       $(27,268)
                                                  ========       ========        ========       ========

Average shares and equivalents - basic              16,526         16,145          16,511         16,139

Add- additional common stock equivalents of
the Company's stock options                            299            (a)             228            (a)

Add - shares to be issued at conversion of
Convertible Debentures                                 (a)            (a)             (a)            (a)
                                                  --------       --------        --------       --------
Average shares and equivalents                      16,825         16,145          16,739         16,139
                                                  ========       ========        ========       ========

Income (loss) per share
     Continuing operations                        $   0.11       $  (0.18)       $   0.25       $  (0.11)
     Discontinued operations                            --          (1.40)             --          (1.58)
                                                  --------       --------        --------       --------
     Net income (loss)                            $   0.11       $  (1.57)       $   0.25       $  (1.69)
                                                  ========       ========        ========       ========

(a) Anti-dilutive as to convertible subordinated debentures in fiscal 1998 and 1997 and to common stock option equivalents in fiscal 1997.